Exhibit 99.1

Contact Information:	FTD Group, Inc.
Jandy Tomy
Investor Relations
(630) 724-6984
jtomy@ftdi.com
FOR IMMEDIATE RELEASE
FTD Group, Inc. Reports Second Quarter Fiscal Year 2008 Results
•	Consolidated Revenue Increased to $155.5 Million from $151.5 Million

•	Diluted EPS Grew 43% to $0.30 from $0.21

•	Increased Fiscal Year 2008 Diluted EPS Target to $1.35 from $1.23
DOWNERS GROVE, IL. – Wednesday, January 30, 2008 – FTD Group, Inc. (NYSE: FTD), a leading international provider of floral related products and services, today announced second quarter fiscal year 2008 financial results for the period ended December 31, 2007.
SECOND QUARTER FISCAL YEAR 2008 RESULTS
Second quarter fiscal year 2008 consolidated revenue grew $4.0 million, or 2.6%, to $155.5 million, compared to consolidated revenue of $151.5 million for the same period of fiscal year 2007. Foreign currency rate changes accounted for approximately $3.3 million of the revenue growth. Resulting net income for the second quarter of fiscal year 2008 was $9.0 million, or $0.30 per diluted share, compared to net income of $6.1 million, or $0.21 per diluted share, in the prior year quarter.
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA, excluding other (income) expense, net), increased $2.5 million, or 11.8%, to $23.4 million for the second quarter of fiscal year 2008, compared to $20.9 million for the same period of the prior fiscal year.
A table reconciling net income to Adjusted EBITDA is included with the attached consolidated financial statements. The Company believes Adjusted EBITDA provides useful supplemental information related to the Company’s operations and results.
Michael J. Soenen, Chairman, President and Chief Executive Officer of FTD commented, “We are pleased with our financial performance as we continue to focus on profitability and delivering EPS growth.”
Domestic Consumer Segment
The Domestic Consumer Segment achieved revenue of $64.6 million in the second quarter of fiscal year 2008, compared to revenue of $69.5 million in the same period of fiscal year 2007,
3113 Woodcreek Drive • Downers Grove, IL 60515
Main Phone: (630) 719-7800 • www.ftd.com • www.interflora.co.uk representing a 7.0% decline. Second quarter operating income in the Domestic Consumer Segment was $6.1 million, or 9.5% of Domestic Consumer Segment revenue, compared to $3.8 million in the prior year quarter, or 5.4% of Domestic Consumer Segment revenue. Operating margin during the period increased due to more efficient marketing spend as well as reduced general and administrative costs.
Domestic Consumer orders during the second quarter of fiscal year 2008 totaled 998,000 compared to 1,136,000 orders in the same period of fiscal year 2007. Average order value increased to $63.23 in the current quarter from $60.01 in the prior year’s quarter.
Domestic Florist Segment
The Domestic Florist Segment achieved revenue of $44.6 million in the second quarter of fiscal year 2008, consistent with the $44.6 million of revenue achieved in the same period of the prior fiscal year. Second quarter fiscal year 2008 operating income for the Domestic Florist Segment was $14.1 million, or 31.5% of Domestic Florist Segment revenue, compared to $14.4 million in the prior year quarter, or 32.3% of Domestic Florist Segment revenue. This slight decline is related to a change in product mix during the quarter.
International Segment
For the second quarter of fiscal year 2008, the International Segment, primarily comprised of the Interflora U.K. business, achieved revenue of $46.3 million compared to revenue of $37.5 million in the second quarter of the prior fiscal year, representing a 23.4% increase. This increase includes $3.3 million, or 7.8%, related to favorable foreign currency movement between the U.S. dollar and the pound sterling. The International Segment achieved operating income of $4.1 million, or 8.8% of revenue, in the second quarter of fiscal year 2008 compared to $2.7 million, or 7.2% of revenue, in the second quarter of fiscal year 2007.
The International Segment continues to experience strong demand as consumer order volume totaled 542,000 for the second quarter of fiscal year 2008, compared to 473,000 orders in the same period of the prior fiscal year. Average order value in the International Segment was $69.66 in the current quarter, an 8.7% increase, primarily attributable to favorable foreign currency movement, compared to $64.07 for the same period of the prior fiscal year. Internet orders increased to 71.8% in the current quarter, from 69.3% for the same period of fiscal year 2007.
BALANCE SHEET AND OTHER HIGHLIGHTS
As of December 31, 2007, the Company’s cash and cash equivalents totaled $27.5 million. The Company’s debt balance totaled $302.0 million, including notes payable of $1.7 million related to the Interflora U.K. acquisition, compared to total debt of $313.4 million as of September 30, 2007. As of December 31, 2007, the Company had $72.0 million available under its revolving credit facility.
In addition to the $11.4 million debt repayment made during the second quarter of fiscal year 2008, the Company paid a quarterly cash dividend of $0.1625 per share on January 7, 2008 to shareholders of record on December 24, 2007, in an amount totaling $4.8 million.

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OUTLOOK
“As we look to the second half of our fiscal year, Valentine’s Day, U.K. Mother’s Day and Easter all fall during the fiscal third quarter this year and Mother’s Day in the U.S. occurs in the fiscal fourth quarter. We believe we are well positioned for the remainder of the fiscal year, and are reconfirming our revenue and Adjusted EBITDA targets for the year and increasing our annual EPS target,” concluded Soenen.
For fiscal year 2008, the Company is reaffirming, without change, its previously announced annual revenue target of approximately $645 million and targeted Adjusted EBITDA of approximately $98 million (as adjusted for items that management does not consider reflective of core operations), with targeted annual Adjusted EBITDA as a percentage of revenue of approximately 15%. The Company’s targeted Adjusted EBITDA includes approximately $4 million of expense related to stock compensation associated with Statement of Financial Accounting Standards No. 123(R) and a deferred compensation plan at Interflora U.K. The Company is increasing its targeted net income for the fiscal year to $40 million, or $1.35 per diluted share, from $37.1 million, or $1.23 per diluted share. The above targets are only estimates, which may be exceeded or alternatively may not be achieved.
CONFERENCE CALL
A conference call has been scheduled for January 30, 2008 at 11:00 a.m., ET, to review results for the second quarter of fiscal year 2008. To listen to the call over the Internet, go to the investor relations portion of the Company’s Web site, www.ftd.com. Please allow at least 15 minutes to register, download and install any necessary audio software. To listen to the call by phone, dial (866) 616-5574 for North American callers or (706) 634-6652 for International callers; mention Conference ID #21372777. A replay of the conference call will be available through February 13, 2008 beginning one hour after the completion of the live call by phone at (800) 633-8284 for North American callers or (402) 977-9140 for International callers and on the Web at www.ftd.com. The conference call contains time-sensitive information that is accurate only as of January 30, 2008, the date of the live broadcast. The call is the property of FTD Group, Inc. Any redistribution, retransmission or rebroadcast of the conference call in any form without the express written consent of FTD Group, Inc. is strictly prohibited.
ABOUT FTD GROUP, INC.
FTD Group, Inc. is a leading provider of floral related products and services to consumers and retail florists, as well as other retail locations offering floral products, in the U.S., Canada, the U.K. and the Republic of Ireland. The business utilizes the highly recognized FTD and Interflora brands, both supported by the Mercury Man logo, which is displayed in approximately 45,000 floral shops worldwide. The consumer businesses operate primarily through the www.ftd.com Web site in the U.S. and Canada and the www.interflora.co.uk Web site in the U.K. and are complemented by the florist businesses which provide products and services to the Company’s independent members.
FORWARD-LOOKING STATEMENTS
This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may include statements regarding the Company’s outlook, anticipated revenue growth and profitability; anticipated benefits of its acquisition of Interflora Holdings Limited (“Interflora U.K.”), anticipated benefits of investments in new products, programs and offerings and opportunities

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and trends within both the domestic and international floral businesses, including opportunities to expand these businesses and capitalize on growth opportunities or increase penetration of service offerings. The international business reflects the operations of Interflora U.K. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and the Company’s industry. Investors are cautioned that actual results could differ from those contained in any forward-looking statements as a result of: the Company’s ability to acquire and retain FTD and Interflora U.K. members and continued recognition by members of the value of the Company’s products and services; the acceptance by members of new or modified service offerings recently introduced; the Company’s ability to sell additional products and services to FTD and Interflora U.K. members; the Company’s ability to expand existing marketing partnerships and secure new marketing partners within the domestic and international consumer businesses; the success of the Company’s marketing campaigns; the ability to retain customers and maintain average order value within the domestic and international consumer businesses; the ability to manage foreign currency exchange rate risk; the Company’s performance during key holiday selling seasons such as Christmas, Valentine’s Day and Mother’s Day; the existence of failures in the Company’s computer systems; competition from existing and potential new competitors; levels of discretionary consumer purchases of flowers and specialty gifts; the Company’s ability to manage or reduce its level of expenses within both the domestic and international businesses; actual growth rates for the markets in which the Company competes compared with forecasted growth rates; the Company’s ability to increase capacity and introduce enhancements to its Web sites; and the Company’s ability to integrate Interflora U.K. and additional partners or acquisitions, if any are identified. These factors, along with other potential risks and uncertainties, are discussed in the Company’s reports and other documents filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update its forward-looking statements.
Financial statements follow...

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FTD GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues:
Consumer segment	$64,634	$69,475	$110,354	$116,868
Florist segment	44,601	44,578	87,422	88,399
International segment	46,254	37,487	81,458	55,044

Total revenues	155,489	151,540	279,234	260,311

Costs of goods sold and services provided:
Consumer segment	45,530	50,040	77,449	83,487
Florist segment	14,146	13,064	29,328	27,528
International segment	31,811	25,716	55,400	37,712
Corporate	474	498	953	1,014

Total costs of goods sold and services provided	91,961	89,318	163,130	149,741

Gross profit:
Consumer segment	19,104	19,435	32,905	33,381
Florist segment	30,455	31,514	58,094	60,871
International segment	14,443	11,771	26,058	17,332
Corporate	(474)	(498)	(953)	(1,014)

Total gross profit	63,528	62,222	116,104	110,570

Advertising and selling:
Consumer segment	7,470	8,855	12,234	13,741
Florist segment	11,215	12,774	20,363	23,249
International segment	4,251	3,226	6,991	4,429

Total advertising and selling	22,936	24,855	39,588	41,419

General and administrative:
Consumer segment	4,473	5,747	8,878	10,225
Florist segment	2,179	2,031	4,278	4,296
International segment	6,103	5,843	11,979	9,002
Corporate	7,677	6,733	14,368	13,241

Total general and administrative	20,432	20,354	39,503	36,764

Operating income (loss) before corporate allocations:
Consumer segment	7,161	4,833	11,793	9,415
Florist segment	17,061	16,709	33,453	33,326
International segment	4,089	2,702	7,088	3,901
Corporate	(8,151)	(7,231)	(15,321)	(14,255)

Total operating income before corporate allocations	20,160	17,013	37,013	32,387

Corporate Allocations:
Consumer segment	1,042	1,053	2,028	1,870
Florist segment	2,991	2,331	5,560	4,723
International segment	—	—	—	—
Corporate	(4,033)	(3,384)	(7,588)	(6,593)

Total corporate allocations	—	—	—	—

Income (loss) from operations:
Consumer segment	6,119	3,780	9,765	7,545
Florist segment	14,070	14,378	27,893	28,603
International segment	4,089	2,702	7,088	3,901
Corporate	(4,118)	(3,847)	(7,733)	(7,662)

Total income from operations	20,160	17,013	37,013	32,387

Other income and expenses:
Interest income	(319)	(339)	(621)	(637)
Interest expense	6,155	7,009	12,542	15,235
Other (income) expense, net	(138)	249	(348)	(1,295)

Total other income and expenses	5,698	6,919	11,573	13,303

Income before income tax	14,462	10,094	25,440	19,084

Income tax expense	5,496	3,987	8,318	7,534

Net income	$8,966	$6,107	$17,122	$11,550

Net income per common share — basic	$0.30	$0.22	$0.58	$0.41

Net income per common share — diluted	$0.30	$0.21	$0.58	$0.39

Weighted average common shares outstanding — basic	29,509	28,335	29,287	28,283

Weighted average common shares outstanding — diluted	29,758	29,762	29,653	29,479

FTD GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2007	June 30, 2007
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$27,548	$25,462
Accounts receivable, less allowance for doubtful accounts of $6,329 at December 31, 2007 and $5,431 at June 30, 2007	41,071	32,416
Inventories, net	5,802	3,694
Other current assets	14,253	9,500

Total current assets	88,674	71,072

Property and equipment:
Property and equipment	37,082	35,791
Less accumulated depreciation	13,257	11,018

Property and equipment, net	23,825	24,773

Other assets:
Computer software, net	12,441	12,699
Other noncurrent assets	23,038	21,085
Other intangible assets, less accumulated amortization of $10,757 at December 31, 2007 and $9,154 at June 30, 2007	11,848	13,454
Trademarks	187,598	187,816
Goodwill	417,734	418,001

Total other assets	652,659	653,055

Total assets	$765,158	$748,900

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$64,473	$52,009
Other accrued liabilities	37,858	28,511
Current maturities of long-term debt	1,318	8,475
Dividends payable	4,843	4,707

Total current liabilities	108,492	93,702

Senior secured credit facility	128,832	133,418
Senior subordinated notes	170,117	170,117
Post-retirement benefits, accrued pension obligations and other liabilities	3,509	4,535
Deferred income taxes	78,666	85,350

Stockholders’ equity:
Common stock: $0.01 par value, 75,000 shares authorized; 29,818 shares issued as of December 31, 2007 and 29,482 shares issued as of June 30, 2007	298	295
Additional paid-in capital	236,577	235,589
Retained earnings	29,159	20,952
Accumulated other comprehensive income	9,706	9,933
Treasury stock, at cost, 20 shares as of December 31, 2007 and 519 shares as of June 30, 2007	(198)	(4,991)

Total stockholders’ equity	275,542	261,778

Total liabilities and stockholders’ equity	$765,158	$748,900

FTD GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended
	December 31,
	2007	2006
Cash flows from operating activities:
Net income	$17,122	$11,550
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,419	7,201
Stock-based compensation expense	1,314	959
Amortization and write-off of deferred financing costs	470	2,294
Provision for doubtful accounts	1,862	1,481
Deferred income taxes	(6,575)	753
Excess tax benefit from stock-based compensation	(2,308)	(654)
(Decrease) increase due to changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(10,499)	(9,072)
Inventories	(2,112)	(1,531)
Prepaid expenses and other	(4,102)	(6,052)
Other noncurrent assets	(2,550)	(1,133)
Accounts payable	11,753	12,373
Other accrued liabilities	11,432	794

Net cash provided by operating activities	22,226	18,963

Cash flows from investing activities:
Capital expenditures	(3,622)	(4,849)
Acquisition of business, net of cash acquired	—	(96,717)

Net cash used in investing activities	(3,622)	(101,566)

Cash flows from financing activities:
Repayments of long-term debt	(11,743)	(50,375)
Dividends paid	(9,515)	—
Proceeds from exercise of stock options	2,156	422
Excess tax benefit from stock-based compensation	2,308	654
Proceeds from issuance of long-term debt, net of financing costs	—	148,536
Proceeds from issuance of common stock	6	—

Net cash (used in) provided by financing activities	(16,788)	99,237

Effect of foreign exchange rate changes on cash	270	3,172

Net increase in cash and cash equivalents	2,086	19,806

Cash and cash equivalents at beginning of period	25,462	10,954

Cash and cash equivalents at end of period	$27,548	$30,760

FTD GROUP, INC.
SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended			Three Months Ended
	December 31, 2007			December 31, 2006
	Gross Segment	Eliminations	Consolidated	Gross Segment	Eliminations	Consolidated
Revenues:
Consumer segment	$67,441	$(2,807)	$64,634	$72,551	$(3,076)	$69,475
Florist segment	44,727	(126)	44,601	44,701	(123)	44,578
International segment	46,137	117	46,254	37,422	65	37,487

Total	158,305	(2,816)	155,489	154,674	(3,134)	151,540

Costs of Goods Sold and Services Provided:
Consumer segment	45,656	(126)	45,530	50,163	(123)	50,040
Florist segment	14,146	—	14,146	13,064	—	13,064
International segment	31,852	(41)	31,811	25,740	(24)	25,716
Corporate	474	—	474	498	—	498

Total	92,128	(167)	91,961	89,465	(147)	89,318

Gross Profit:
Consumer segment	21,785	(2,681)	19,104	22,388	(2,953)	19,435
Florist segment	30,581	(126)	30,455	31,637	(123)	31,514
International segment	14,285	158	14,443	11,682	89	11,771
Corporate	(474)	—	(474)	(498)	—	(498)

Total	66,177	(2,649)	63,528	65,209	(2,987)	62,222

Advertising and Selling:
Consumer segment	7,470	—	7,470	8,855	—	8,855
Florist segment	14,022	(2,807)	11,215	15,850	(3,076)	12,774
International segment	4,234	17	4,251	3,296	(70)	3,226

Total	25,726	(2,790)	22,936	28,001	(3,146)	24,855

General and Administrative:
Consumer segment	4,473	—	4,473	5,747	—	5,747
Florist segment	2,179	—	2,179	2,031	—	2,031
International segment	6,110	(7)	6,103	5,722	121	5,843
Corporate	7,677	—	7,677	6,733	—	6,733

Total	20,439	(7)	20,432	20,233	121	20,354

Operating Income (Loss) before Corporate Allocations:
Consumer segment	9,842	(2,681)	7,161	7,786	(2,953)	4,833
Florist segment	14,380	2,681	17,061	13,756	2,953	16,709
International segment	3,941	148	4,089	2,664	38	2,702
Corporate	(8,151)	—	(8,151)	(7,231)	—	(7,231)

Total	20,012	148	20,160	16,975	38	17,013

Corporate Allocations:
Consumer segment	1,042	—	1,042	1,053	—	1,053
Florist segment	2,991	—	2,991	2,331	—	2,331
International segment	—	—	—	—	—	—
Corporate	(4,033)	—	(4,033)	(3,384)	—	(3,384)

Total	—	—	—	—	—	—

Operating Income (Loss):
Consumer segment	8,800	(2,681)	6,119	6,733	(2,953)	3,780
Florist segment	11,389	2,681	14,070	11,425	2,953	14,378
International segment	3,941	148	4,089	2,664	38	2,702
Corporate	(4,118)	—	(4,118)	(3,847)	—	(3,847)

Total	$20,012	$148	$20,160	$16,975	$38	$17,013

Depreciation and Amortization:
Consumer segment	$862	$—	$862	$993	$—	$993
Florist segment	644	—	644	797	—	797
International segment	1,037	—	1,037	1,129	—	1,129
Corporate	655	—	655	966	—	966

Total	$3,198	$—	$3,198	$3,885	$—	$3,885

FTD GROUP, INC.
SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Six Months Ended			Six Months Ended
	December 31, 2007			December 31, 2006
	Gross Segment	Eliminations	Consolidated	Gross Segment	Eliminations	Consolidated
Revenues:
Consumer segment	$115,377	$(5,023)	$110,354	$122,193	$(5,325)	$116,868
Florist segment	87,652	(230)	87,422	88,613	(214)	88,399
International segment	81,257	201	81,458	54,946	98	55,044

Total	284,286	(5,052)	279,234	265,752	(5,441)	260,311

Costs of Goods Sold and Services Provided:
Consumer segment	77,679	(230)	77,449	83,701	(214)	83,487
Florist segment	29,328	—	29,328	27,528	—	27,528
International segment	55,468	(68)	55,400	37,752	(40)	37,712
Corporate	953	—	953	1,014	—	1,014

Total	163,428	(298)	163,130	149,995	(254)	149,741

Gross Profit:
Consumer segment	37,698	(4,793)	32,905	38,492	(5,111)	33,381
Florist segment	58,324	(230)	58,094	61,085	(214)	60,871
International segment	25,789	269	26,058	17,194	138	17,332
Corporate	(953)	—	(953)	(1,014)	—	(1,014)

Total	120,858	(4,754)	116,104	115,757	(5,187)	110,570

Advertising and Selling:
Consumer segment	12,234	—	12,234	13,741	—	13,741
Florist segment	25,386	(5,023)	20,363	28,574	(5,325)	23,249
International segment	6,956	35	6,991	4,542	(113)	4,429

Total	44,576	(4,988)	39,588	46,857	(5,438)	41,419

General and Administrative:
Consumer segment	8,878	—	8,878	10,225	—	10,225
Florist segment	4,278	—	4,278	4,296	—	4,296
International segment	11,947	32	11,979	8,745	257	9,002
Corporate	14,368	—	14,368	13,241	—	13,241

Total	39,471	32	39,503	36,507	257	36,764

Operating Income (Loss) before Corporate Allocations:
Consumer segment	16,586	(4,793)	11,793	14,526	(5,111)	9,415
Florist segment	28,660	4,793	33,453	28,215	5,111	33,326
International segment	6,886	202	7,088	3,907	(6)	3,901
Corporate	(15,321)	—	(15,321)	(14,255)	—	(14,255)

Total	36,811	202	37,013	32,393	(6)	32,387

Corporate Allocations:
Consumer segment	2,028	—	2,028	1,870	—	1,870
Florist segment	5,560	—	5,560	4,723	—	4,723
International segment	—	—	—	—	—	—
Corporate	(7,588)	—	(7,588)	(6,593)	—	(6,593)

Total	—	—	—	—	—	—

Operating Income (Loss):
Consumer segment	14,558	(4,793)	9,765	12,656	(5,111)	7,545
Florist segment	23,100	4,793	27,893	23,492	5,111	28,603
International segment	6,886	202	7,088	3,907	(6)	3,901
Corporate	(7,733)	—	(7,733)	(7,662)	—	(7,662)

Total	$36,811	$202	$37,013	$32,393	$(6)	$32,387

Depreciation and Amortization:
Consumer segment	$1,768	$—	$1,768	$1,933	$—	$1,933
Florist segment	1,310	—	1,310	1,631	—	1,631
International segment	2,031	—	2,031	1,705	—	1,705
Corporate	1,310	—	1,310	1,932	—	1,932

Total	$6,419	$—	$6,419	$7,201	$—	$7,201

FTD GROUP, INC.
NON-GAAP FINANCIAL MEASURES
EBITDA and Targeted EBITDA
(Unaudited)
(In thousands)
Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”).
The Company defines EBITDA as net income before net interest expense, income tax expense, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA plus expenses and minus income items that are not considered reflective of the Company’s core operations. For the period ended December 31, 2007, the only item not considered part of the Company’s core operations was other (income) expense, net, which was not significant. EBITDA and Adjusted EBITDA are calculated as follows for the periods presented:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income, as reported (GAAP basis)	$8,966	$6,107	$17,122	$11,550
plus: Interest expense, net	5,836	6,670	11,921	14,598
plus: Depreciation and amortization	3,198	3,885	6,419	7,201
plus: Income tax expense	5,496	3,987	8,318	7,534

EBITDA (1)	23,496	20,649	43,780	40,883
Other (income) expense, net	(138)	249	(348)	(1,295)

Adjusted EBITDA (1)	$23,358	$20,898	$43,432	$39,588

Targeted Adjusted EBITDA is calculated below for the year ending June 30, 2008. The other (income) expense, net presented below reflects the Company’s actual other (income) expense, net for the six-month period ended December 31, 2007. The Company is not projecting any additional other (income) expense, net for the year ending June 30, 2008. Targeted EBITDA includes approximately $4 million of expense related to stock compensation associated with SFAS No. 123(R) and a deferred compensation plan related to Interflora.

Forecasted Targets
Year Ending
June 30, 2008
Net income (GAAP basis)	$40,200
plus: Interest expense, net	22,650
plus: Depreciation and amortization	13,100
plus: Income tax expense	22,400

EBITDA (1)	$98,350

less: Other (income) expense, net	(348)

Adjusted EBITDA (1)	$98,002

(1)	The Company uses EBITDA and Adjusted EBITDA as supplemental measures of performance. The Company presents Adjusted EBITDA because it considers it an important supplemental measure of performance, as it is used as a performance measure under the senior credit facility entered into in connection with the acquisition of Interflora Holdings Limited, the indenture governing the Notes and the Company’s executive compensation plan. The adjustment made in the calculation of Adjusted EBITDA, as described above, is an adjustment that would be made in calculating the Company’s performance for purposes of coverage ratios under the senior credit facility and the indenture governing the Notes, and the Company’s executive compensation plan bases incentive compensation payments in significant part on the Company’s performance measured using Adjusted EBITDA as presented above. Measures similar to EBITDA and Adjusted EBITDA are also widely used by the Company and by others in the Company’s industry to evaluate and price potential acquisition candidates.

The Company believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the age and book depreciation of facilities and equipment (affecting relative depreciation expense), other (income) expense, net (including foreign currency transactions) and other expenses or income items that are not considered reflective of the Company’s core operations. The Company also presents EBITDA and Adjusted EBITDA because it believes they are frequently used by investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and/or Adjusted EBITDA when reporting their results.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are that they do not reflect the Company’s cash expenditures for capital expenditures, they do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt, they do not reflect changes in, or cash requirements for, the Company’s working capital requirements, they do not reflect other expenses or gains excluded above and other companies in the Company’s industry may calculate these measures differently than presented above. The Company compensates for these limitations by relying primarily on GAAP results and using EBITDA and Adjusted EBITDA only supplementally.